UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 9, 2009

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West Broadway, Suite 1
Council Bluffs, Iowa  51501
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2009, the board of directors of Western Capital Resources, Inc., a Minnesota corporation (the “Company”), appointed John Quandahl to the Company’s board of directors.  Currently, the board of directors does not expect to appoint Mr. Quandahl to any board committees.  Mr. Quandahl presently serves as the Chief Executive Officer, interim Chief Financial Officer, and Chief Operating Officer of the Company.  Mr. Quandahl also serves as the Chief Operating Officer of Wyoming Financial Lenders, Inc., the Company’s wholly owned cash-advance or “payday” lending subsidiary.  Mr. Quandahl will continue to be paid an annual salary of $246,000 (the equivalent of $20,500 per month) in accordance with his current compensation arrangement with the Company for his services as Chief Executive Officer, interim Chief Financial Officer, and Chief Operating Officer.  The Company does not currently have an employment agreement with Mr. Quandahl.

Disclosures pertaining to related-party transactions involving Mr. Quandahl have been previously reported in the Company’s Quarterly Report on Form 10-Q/A filed with the SEC on November 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: March 12, 2009	By:	/s/ John Quandahl
John quandahl
Chief Executive Officer

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